For Release:	Immediately	Exhibit 99.1

Contact:	Media -
	Aidan Gormley - Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com

Financial Analysts -
	Jeff Miller - Vice President, Investor Relations	216-896-2708
jeffrey.miller@parker.com

Stock Symbol:	PH - NYSE
Parker Reports Fiscal 2023 Third Quarter Results

- Record sales, and adjusted segment operating margin, EBITDA margin, net income and EPS
- Sales increased 24% to $5.1 billion; organic sales increased 12%
- Segment operating margin was 18.8%, or 23.2% adjusted, an increase of 50 bps
- Net income was $590.9 million, or $771.9 million adjusted
- EBITDA margin was 22.4%, or 24.2% adjusted, an increase of 160 bps
- EPS were $4.54, or $5.93 adjusted, an increase of 23%
- Debt reduction of $615 million in the quarter
- Company increases full year organic growth and adjusted EPS guidance

CLEVELAND, May 4, 2023 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2023 third quarter ended March 31, 2023. Fiscal 2023 third quarter sales were a record at $5.1 billion, an increase of 24%, compared with $4.1 billion in the third quarter of fiscal 2022. Net income was $590.9 million compared with $348.0 million in the prior year quarter. Adjusted net income was $771.9 million, an increase of 22% compared with $630.2 million in the third quarter of fiscal 2022. Earnings per share were $4.54 compared with $2.67 in the third quarter of fiscal 2022. Adjusted earnings per share increased 23% to a record of $5.93 compared with $4.83 in the prior year quarter. Fiscal 2023 year-to-date cash flow from operations increased 16% to $1.8 billion, or 12.8% of sales compared with $1.5 billion, or 13.3% of sales, in the prior year. A reconciliation of non-GAAP measures is included in the financial tables of this press release and includes various expenses associated with the completion of the acquisition and divestitures during fiscal 2023.

“This was an outstanding quarter for Parker, driven by our engaged team that continues to deliver record financial performance,” said Chief Executive Officer, Jenny Parmentier. “For the first time, quarterly sales surpassed $5 billion and we achieved record adjusted segment operating margin and adjusted earnings per share. Demand remained strong across the company with double-digit organic sales growth, record backlog and positive order levels. Meggitt's team members and technologies are bringing significant value to our portfolio, and we are pleased to report that the integration and synergies are ahead of schedule.”

Segment Results
Diversified Industrial Segment: North American third quarter sales increased 16% to $2.3 billion and operating income was $489.3 million compared with $414.0 million in the same period a year ago. On an adjusted basis, North American operating income was $536.7 million, or 22.9% of sales. International third quarter sales increased 6% to $1.5 billion and operating income was $329.5 million compared with $298.5 million in the same period a year ago. On an adjusted basis, International operating income was $357.0 million, or 23.4% of sales, a 70 basis point increase compared with the prior year quarter.

Aerospace Systems Segment: Third quarter sales increased 89% to $1.2 billion and operating income was $133.9 million compared with $119.0 million in the same period a year ago. On an adjusted basis, operating income was $281.3 million, or 23.5% of sales, a 160 basis point increase compared with the prior year quarter.

Orders
Beginning in the third quarter of fiscal 2023, order comparisons include Meggitt to better reflect the transformation of Parker's portfolio and its effect on order rates. The company reported the following orders for the quarter ending March 31, 2023, compared with the same quarter a year ago:
· Orders increased 2% for total Parker
· Orders decreased 4% in the Diversified Industrial North America businesses
· Orders decreased 4% in the Diversified Industrial International businesses
· Orders increased 25% in the Aerospace Systems Segment on a rolling 12-month average basis.

Outlook
Parker has increased its outlook for organic sales and earnings per share for the fiscal year ending June 30, 2023. The company expects fiscal 2023 organic sales growth to be approximately 10% and earnings per share in the range of $14.75 to $15.05, or $20.60 to $20.90 on an adjusted basis. A reconciliation of forecasted earnings per share to adjusted forecasted earnings per share is included in the financial tables of this press release.

Parmentier added, “Our results this quarter give us confidence in a strong finish to the fiscal year. Our continued execution of The Win Strategy™ coupled with secular growth trends and synergies from the Meggitt acquisition will support us in achieving top quartile performance and our FY27 financial goals. With many opportunities for continued improvement, I am very excited about Parker's future.”

NOTICE OF CONFERENCE CALL: Parker Hannifin's conference call and slide presentation to discuss its fiscal 2023 third quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, at www.phstock.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit www.phstock.com.

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Parker has increased its annual dividend per share paid to shareholders for 67 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Reclassification
Effective July 1, 2022, the company began classifying certain expenses, previously classified as cost of sales, as selling, general and administrative expenses (“SG&A”) or within other (income) expense, net. During the integration of recently acquired businesses, the company has seen diversity in practice of the classifications of certain expenses, and the reclassification was made to better align the presentation of expenses on the Consolidated Statement of Income with management’s internal reporting. The expenses reclassified from cost of sales to SG&A relate to certain administrative activities conducted in production facilities and research and development. Foreign currency transaction expense was also reclassified from cost of sales to other (income) expense, net on the Consolidated Statement of Income. These reclassifications had no impact on net income, earnings per share, cash flows, segment reporting or the financial position of the Company and were retrospectively applied to all periods presented in the financial tables of this press release.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. Beginning in the third quarter of fiscal 2023, all comparisons include acquisitions in both the numerator and denominator and exclude divestitures. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are rolling 12-month average computations.

Note on Net Income
Net income referenced in this press release is equal to net income attributable to common shareholders.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margins; (d) adjusted segment operating income; (e) EBITDA margin; (f) adjusted EBITDA margin and (g) organic sales growth. The adjusted net income, earnings per share, segment operating margin, adjusted segment operating income and organic sales measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. This press release also contains references to EBITDA, EBITDA margin and adjusted EBITDA margin. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA, EBITDA margin and adjusted EBITDA margin are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Neither Parker nor any of its respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from past performance or current expectations.

Among other factors which may affect future performance are: the impact of the global outbreak of COVID-19 and governmental and other actions taken in response; changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of Meggitt PLC; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and changes; compliance costs associated with environmental laws and regulations; potential supply chain and labor disruptions, including as a result of labor shortages; threats associated with international conflicts and efforts to combat terrorism and cyber security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; local and global political and competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates (including fluctuations associated with any potential credit rating decline) and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in consumer habits and preferences; government actions, including the impact of changes in the tax laws in the United States and foreign jurisdictions and any judicial or regulatory interpretation thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should consider these forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and other periodic filings made with the SEC.

###

PARKER HANNIFIN CORPORATION - MARCH 31, 2023				Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands, except per share amounts)	2023	2022*	2023	2022*
Net sales	$5,061,665	$4,086,387	$13,969,251	$11,673,776
Cost of sales	3,340,764	2,709,407	9,373,032	7,781,384
Selling, general and administrative expenses	868,393	640,498	2,519,163	1,853,105
Interest expense	151,993	63,272	416,718	183,982
Other (income) expense, net	(55,866)	239,221	(116,131)	359,247
Income before income taxes	756,381	433,989	1,776,469	1,496,058
Income taxes	165,421	85,901	402,011	308,778
Net income	590,960	348,088	1,374,458	1,187,280
Less: Noncontrolling interests	71	71	478	506
Net income attributable to common shareholders	$590,889	$348,017	$1,373,980	$1,186,774

*Prior period amounts have been reclassified to reflect the income statement reclassification, as described in the attached press release.

Earnings per share attributable to common shareholders:
Basic earnings per share	$4.61	$2.71	$10.71	$9.23
Diluted earnings per share	$4.54	$2.67	$10.58	$9.10

Average shares outstanding during period - Basic	128,293,039	128,426,675	128,343,788	128,549,040
Average shares outstanding during period - Diluted	130,151,487	130,343,581	129,831,989	130,438,593

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Amounts in dollars)	2023	2022	2023	2022
Cash dividends per common share	$1.33	$1.03	$3.99	$3.09

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Sales growth - as reported	23.9%	9.1%	19.7%	12.4%
Adjustments:
Acquisitions	15.3%	—%	12.0%	—%
Divestitures	(0.5)%	—%	(0.4)%	—%
Currency	(2.4)%	(2.0)%	(3.9)%	(0.8)%
Organic sales growth	11.5%	11.1%	12.0%	13.2%

PARKER HANNIFIN CORPORATION - MARCH 31, 2023				Exhibit 99.1
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2023	2022	2023	2022
Net income attributable to common shareholders	$590,889	$348,017	$1,373,980	$1,186,774
Adjustments:
Acquired intangible asset amortization expense	145,147	78,865	374,417	237,377
Business realignment charges	8,241	3,152	17,480	9,811
Integration costs to achieve	31,244	933	76,653	2,942
Acquisition-related expenses	1,299	12,724	163,540	84,065
Loss on deal-contingent forward contracts	—	246,983	389,992	396,365
Net loss (gain) on divestitures	10,927	—	(362,003)	—
Amortization of inventory step-up to fair value	37,642	—	167,973	—
Russia liquidation	—	20,057	—	20,057
Tax effect of adjustments[1]	(53,520)	(80,557)	(195,766)	(168,337)
Adjusted net income attributable to common shareholders	$771,869	$630,174	$2,006,266	$1,769,054

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Amounts in dollars)	2023	2022	2023	2022
Earnings per diluted share	$4.54	$2.67	$10.58	$9.10
Adjustments:
Acquired intangible asset amortization expense	1.12	0.61	2.88	1.82
Business realignment charges	0.06	0.02	0.13	0.07
Integration costs to achieve	0.24	0.01	0.59	0.03
Acquisition-related expenses	0.01	0.10	1.27	0.65
Loss on deal-contingent forward contracts	—	1.89	3.00	3.03
Net loss (gain) on divestitures	0.09	—	(2.78)	—
Amortization of inventory step-up to fair value	0.29	—	1.29	—
Russia liquidation	—	0.15	—	0.15
Tax effect of adjustments[1]	(0.42)	(0.62)	(1.51)	(1.29)
Adjusted earnings per diluted share	$5.93	$4.83	$15.45	$13.56

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

PARKER HANNIFIN CORPORATION - MARCH 31, 2023				Exhibit 99.1
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2023	2022	2023	2022
Net sales	$5,061,665	$4,086,387	$13,969,251	$11,673,776

Net income	$590,960	$348,088	$1,374,458	$1,187,280
Income taxes	165,421	85,901	402,011	308,778
Depreciation	80,194	63,832	234,649	194,945
Amortization	145,147	78,865	374,417	237,377
Interest expense	151,993	63,272	416,718	183,982
EBITDA	1,133,715	639,958	2,802,253	2,112,362
Adjustments:
Business realignment charges	8,241	3,152	17,480	9,811
Integration costs to achieve	31,244	933	76,653	2,942
Acquisition-related expenses	1,299	12,724	163,540	84,065
Loss on deal-contingent forward contracts	—	246,983	389,992	396,365
Net loss (gain) on divestitures	10,927	—	(362,003)	—
Amortization of inventory step-up to fair value	37,642	—	167,973	—
Russia liquidation	—	20,057	—	20,057
Adjusted EBITDA	$1,223,068	$923,807	$3,255,888	$2,625,602

EBITDA margin	22.4%	15.7%	20.1%	18.1%
Adjusted EBITDA margin	24.2%	22.6%	23.3%	22.5%

BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2023	2022	2023	2022
Net sales
Diversified Industrial:
North America	$2,342,590	$2,014,715	$6,615,035	$5,615,454
International	1,524,515	1,439,357	4,277,227	4,214,972
Aerospace Systems	1,194,560	632,315	3,076,989	1,843,350
Total net sales	$5,061,665	$4,086,387	$13,969,251	$11,673,776
Segment operating income
Diversified Industrial:
North America	$489,349	$413,998	$1,362,256	$1,085,117
International	329,498	298,475	908,958	881,206
Aerospace Systems	133,905	119,016	234,849	352,063
Total segment operating income	952,752	831,489	2,506,063	2,318,386
Corporate general and administrative expenses	45,780	57,405	146,341	149,064
Income before interest expense and other expense	906,972	774,084	2,359,722	2,169,322
Interest expense	151,993	63,272	416,718	183,982
Other (income) expense, net	(1,402)	276,823	166,535	489,282
Income before income taxes	$756,381	$433,989	$1,776,469	$1,496,058

PARKER HANNIFIN CORPORATION - MARCH 31, 2023				Exhibit 99.1
RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2023	2022	2023	2022
Diversified Industrial North America sales	$2,342,590	$2,014,715	$6,615,035	$5,615,454

Diversified Industrial North America operating income	$489,349	$413,998	$1,362,256	$1,085,117
Adjustments:
Acquired intangible asset amortization	44,184	47,408	134,816	141,695
Business realignment charges	761	355	2,232	1,968
Integration costs to achieve	2,442	297	3,759	957
Adjusted Diversified Industrial North America operating income	$536,736	$462,058	$1,503,063	$1,229,737

Diversified Industrial North America operating margin	20.9%	20.5%	20.6%	19.3%
Adjusted Diversified Industrial North America operating margin	22.9%	22.9%	22.7%	21.9%

(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2023	2022	2023	2022
Diversified Industrial International sales	$1,524,515	$1,439,357	$4,277,227	$4,214,972

Diversified Industrial International operating income	$329,498	$298,475	$908,958	$881,206
Adjustments:
Acquired intangible asset amortization	17,266	18,704	50,890	57,404
Business realignment charges	7,314	2,416	12,232	6,867
Integration costs to achieve	2,953	636	3,517	1,985
Russia liquidation	—	6,257	—	6,257
Adjusted Diversified Industrial International operating income	$357,031	$326,488	$975,597	$953,719

Diversified Industrial International operating margin	21.6%	20.7%	21.3%	20.9%
Adjusted Diversified Industrial International operating margin	23.4%	22.7%	22.8%	22.6%

(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2023	2022	2023	2022
Aerospace Systems sales	$1,194,560	$632,315	$3,076,989	$1,843,350

Aerospace Systems operating income	$133,905	$119,016	$234,849	$352,063
Adjustments:
Acquired intangible asset amortization	83,697	12,753	188,711	38,278
Business realignment charges	166	318	3,016	913
Integration costs to achieve	25,849	—	69,377	—
Amortization of inventory step-up to fair value	37,642	—	167,973	—
Russia liquidation	—	6,570	—	6,570
Adjusted Aerospace Systems operating income	$281,259	$138,657	$663,926	$397,824

Aerospace Systems operating margin	11.2%	18.8%	7.6%	19.1%
Adjusted Aerospace Systems operating margin	23.5%	21.9%	21.6%	21.6%

PARKER HANNIFIN CORPORATION - MARCH 31, 2023				Exhibit 99.1
RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2023	2022	2023	2022
Total net sales	$5,061,665	$4,086,387	$13,969,251	$11,673,776

Total segment operating income	$952,752	$831,489	$2,506,063	$2,318,386
Adjustments:
Acquired intangible asset amortization	145,147	78,865	374,417	237,377
Business realignment charges	8,241	3,089	17,480	9,748
Integration costs to achieve	31,244	933	76,653	2,942
Amortization of inventory step-up to fair value	37,642	—	167,973	—
Russia liquidation	—	12,827	—	12,827
Adjusted total segment operating income	$1,175,026	$927,203	$3,142,586	$2,581,280

Total segment operating margin	18.8%	20.3%	17.9%	19.9%
Adjusted total segment operating margin	23.2%	22.7%	22.5%	22.1%

PARKER HANNIFIN CORPORATION - MARCH 31, 2023			Exhibit 99.1
CONSOLIDATED BALANCE SHEET
(Unaudited)	March 31,	June 30,	March 31,
(Dollars in thousands)	2023	2022	2022
Assets
Current assets:
Cash and cash equivalents	$534,831	$535,799	$467,711
Marketable securities and other investments	23,466	27,862	38,561
Trade accounts receivable, net	2,881,534	2,341,504	2,357,244
Non-trade and notes receivable	349,903	543,757	327,186
Inventories	3,067,614	2,214,553	2,330,242
Prepaid expenses and other	376,066	6,383,169	2,708,750
Total current assets	7,233,414	12,046,644	8,229,694
Property, plant and equipment, net	2,843,795	2,122,758	2,174,237
Deferred income taxes	131,782	110,585	144,506
Investments and other assets	1,188,671	788,057	787,986
Intangible assets, net	8,287,517	3,135,817	3,254,062
Goodwill	10,830,548	7,740,082	7,954,835
Total assets	$30,515,727	$25,943,943	$22,545,320

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$1,992,919	$1,724,310	$1,923,860
Accounts payable, trade	2,080,147	1,731,925	1,732,421
Accrued payrolls and other compensation	543,527	470,132	418,876
Accrued domestic and foreign taxes	270,807	250,292	276,159
Other accrued liabilities	900,769	1,682,659	1,055,348
Total current liabilities	5,788,169	5,859,318	5,406,664
Long-term debt	11,412,304	9,755,825	6,229,654
Pensions and other postretirement benefits	781,139	639,939	904,332
Deferred income taxes	1,780,533	307,044	448,583
Other liabilities	960,417	521,897	583,228
Shareholders' equity	9,781,297	8,848,011	8,959,866
Noncontrolling interests	11,868	11,909	12,993
Total liabilities and equity	$30,515,727	$25,943,943	$22,545,320

PARKER HANNIFIN CORPORATION - MARCH 31, 2023		Exhibit 99.1
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Nine Months Ended March 31,
(Dollars in thousands)	2023	2022
Cash flows from operating activities:
Net income	$1,374,458	$1,187,280
Depreciation and amortization	609,066	432,322
Share incentive plan compensation	117,536	109,781
Gain on sale of businesses	(366,345)	(1,472)
Gain on disposal of property, plant and equipment	(1,270)	(6,782)
(Gain) loss on marketable securities	(1,391)	2,280
Gain on investments	(4,341)	(2,024)
Net change in receivables, inventories and trade payables	(19,052)	(347,086)
Net change in other assets and liabilities	(77,389)	308,993
Other, net	163,622	(134,854)
Net cash provided by operating activities	1,794,894	1,548,438
Cash flows from investing activities:
Acquisitions (net of cash of $89,704 in 2023)	(7,146,110)	—
Capital expenditures	(272,603)	(158,864)
Proceeds from sale of property, plant and equipment	11,821	29,320
Proceeds from sale of businesses	471,720	3,366
Purchases of marketable securities and other investments	(31,275)	(20,012)
Maturities and sales of marketable securities and other investments	35,075	17,662
Payments of deal-contingent forward contracts	(1,405,418)	—
Other	251,875	2,766
Net cash used in investing activities	(8,084,915)	(125,762)
Cash flows from financing activities:
Net payments for common stock activity	(199,911)	(372,430)
Net proceeds from debt	906,811	1,622,442
Financing fees paid	(8,911)	(52,655)
Dividends paid	(513,232)	(398,099)
Net cash provided by financing activities	184,757	799,258
Effect of exchange rate changes on cash	(7,781)	106
Net (decrease) increase in cash, cash equivalents and restricted cash	(6,113,045)	2,222,040
Cash, cash equivalents and restricted cash at beginning of year	6,647,876	733,117
Cash, cash equivalents and restricted cash at end of period	$534,831	$2,955,157

PARKER HANNIFIN CORPORATION - MARCH 31, 2023	Exhibit 99.1
RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2023
Forecasted earnings per diluted share	$14.75 to $15.05
Adjustments:
Business realignment charges	0.23
Costs to achieve	0.69
Acquisition-related intangible asset amortization expense	4.00
Acquisition-related expenses	2.55
Loss on deal-contingent forward contracts	3.00
Net gain on divestitures	(2.78)
Tax effect of adjustments[1]	(1.84)
Adjusted forecasted earnings per diluted share	$20.60 to $20.90

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.